U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM SB-2


                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             CYOKARAS CORPORATION
                             --------------------
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)


      Nevada                        541990               91-1952719
----------------------         ----------------         ------------
(State or Jurisdiction         Primary Standard         IRS Employer
 of Incorporation)             Industrial Code            ID Number


   7310 West Links Ct., Nine Mile Falls, WA 99206             509-622-0931
----------------------------------------------------          ------------
      (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                 (TELEPHONE)


   Ronald McIntire
   7310 West Links Ct., Nine Mile Falls, WA 99206              509-622-0931
----------------------------------------------------           ------------
       (NAME & ADDRESS OF AGENT FOR SERVICE)                   (TELEPHONE)


Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------
Title of Each      Proposed     Proposed      Proposed
  Class of          Dollar      Maximum        Maximum
 Securities        Amount       Offering      Aggregate      Amount of
    To Be           To Be        Price        Offering       Registration
 Registered       Registered    Per Unit        Price            Fee
-------------------------------------------------------------------------
                                  (1)            (2)

  Common          1,800,000      $0.02         $36,000          $9.50

 (1) Based on the most recent price paid per share by the selling shareholders.

 (2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                PROSPECTUS

                           CYOKARAS CORPORATION
                             1,800,000 SHARES
                               COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. SEE SECTION ENTITLED "RISK FACTORS" ON PAGE 6.

Neither the Securities Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is: May 16, 2001

                                TABLE OF CONTENTS


Summary............................................................  5
Offering...........................................................  5
Risk Factors.......................................................  6
Forward Looking Statements.........................................  8
Use of Proceeds....................................................  8
Determination of Offering Price....................................  8
Dilution...........................................................  8
Dividend Policy....................................................  8
Selling Shareholders...............................................  9
Plan of Distribution............................................... 10
Legal Proceedings.................................................. 12
Directors, Officers, Promoters, and Control Persons................ 12
Security Ownership of Certain Beneficial Owners and Management..... 13
Description of Securities.......................................... 13
Interests of Named Experts and Counsel............................. 14
Securities Act Indemnification Disclosure.......................... 14
Organization Within the Last Five Years............................ 14
Description of Business............................................ 15
Plan of Operation.................................................. 19
Description of Property............................................ 20
Certain Relationships and Related Transactions..................... 21
Market for Common Equity and Related Stockholder Matters........... 21
Executive Compensation............................................. 21
Changes in or Disagreements with Accountants Disclosure............ 22
Financial Statements...............................................F-1
Indemnification of Directors and Officers...........................23
Other Expenses of Issuance and Distribution.........................25
Recent Sales of Unregistered Securities.............................25
List of Exhibits....................................................27
Undertakings........................................................28
Signatures..........................................................29

                                     SUMMARY

Cyokaras Corporation (the "Company" or "Cyokaras") was incorporated in Nevada on February 16, 1999 for the purpose of developing and/or exploiting new airborne sensor technology to be used in the search and remote sensing for natural resource deposits, such as precious minerals, oil and gas, and aquifers.

The Company received its initial funding through the sale of common stock to investors from the period of approximately March 1, 1999 until June 30, 2001. The Company offered and sold a total of 2,760,000 common stock shares at prices ranging from $0.02 to $0.003 per share to non-affiliated private investors in separate offerings of shares. From inception through the date of this filing the Company has had no material operating activities.


                                    OFFERING

Securities Being Offered...............Up to 1,800,000 shares of common stock

Securities Issued and to be Issued     4,760,000 shares of common stock were
                                       issued and outstanding as of the date
                                       of this prospectus.

Use of Proceeds                        The Company will not receive any
                                       proceeds from the sale of the common
                                       stock by the selling shareholders.

                                  RISK FACTORS

Investors in Cyokaras should be particularly aware of the inherent risks associated with the Company's business plan. These risks include but are not limited to:

WE ARE IN THE DEVELOPMENT STAGE OF OUR BUSINESS. THE COMPANY HAS NO OPERATING HISTORY, NO MATERIAL CURRENT OPERATIONS, AND NO PROFITS. AT THIS STAGE OF THE COMPANY'S BUSINESS PLAN, EVEN WITH THEIR GOOD FAITH EFFORTS, ITS SHAREHOLDERS ARE ACCEPTING A HIGH PROBABILITY OF LOSING THEIR ENTIRE INVESTMENT.

   While the Company fully intends to achieve its goals per its business plan, the plan may not work. If this were to happen, the Company could remain as a start-up company with no material operations, revenues, or profits. Although management has been successful in planning and operating other profitable businesses and believes the plan for Cyokaras will generate revenue and profit, there is no guarantee their past experiences will provide the Company with similar future successes.


THE COMPANY'S BUSINESS STRATEGY REQUIRES THEM TO RAISE ADDITIONAL FUNDS OF $1,250,000 THROUGH A PRIVATE PLACEMENT(S). WITHOUT FUNDING, IT COULD REMAIN AS A START-UP COMPANY WITH NO MATERIAL OPERATIONS, REVENUES, OR PROFITS.

   Although the Company intends to implement its strategic business plan over the foreseeable future and will do its best to mitigate the risks associated with and inherent in its business plan, there can be no assurance that their efforts will be successful. Depending upon the amount of additional funding they receive, they may be only partially successful or completely unsuccessful in implementing its business plan, and its shareholders may lose part or all of their investment.

THE COMPANY'S COMPETITORS ARE WELL-ESTABLISHED AND HAVE SUBSTANTIALLY GREATER FINANCIAL, MARKETING, PERSONNEL, AND OTHER RESOURCES THAN THE COMPANY DOES. SHOULD THE COMPANY BE UNABLE TO ACHIEVE ENOUGH CUSTOMER MARKET SHARE WITHIN ITS INDUSTRY, IT MAY EXPERIENCE LESS REVENUE THAN ANTICIPATED AND A SIGNIFICANT REDUCTION IN PROFIT.

   The Company plans to initially align itself with a few key industry players and, through joint venture explorations, plans to capitalize on these successes to propel itself as a key exploration company. While the Company believes it will be able to successfully compete against other similar exploration services companies, there is no assurance it will be successful in its choice of remote sensing technologies and initial explorations to attract attention to itself to be a competitive force in the industry.

THE CURRENT PRESIDENT, RONALD MCINTIRE, IS THE SOLE OFFICER AND DIRECTOR OF THE COMPANY, AND AT THE SAME TIME, HE IS INVOLVED IN OTHER BUSINESS ACTIVITIES. THE COMPANY'S NEEDS FOR HIS TIME AND SERVICES COULD CONFLICT WITH HIS OTHER BUSINESS ACTIVITIES. THIS POSSIBLE CONFLICT OF INTEREST COULD RESULT IN HIS INABILITY TO PROPERLY MANAGE THE COMPANY'S AFFAIRS, RESULTING IN IT REMAINING A START-UP COMPANY WITH NO MATERIAL OPERATIONS, REVENUES, OR PROFITS.

   The Company has not formulated a plan to resolve any possible conflicts that may arise. While the Company and its sole Officer/Director have not formally adopted a plan to resolve any potential or actual conflicts of interest that exist or that may arise, he has verbally agreed to limit his roles in all other business activities to roles of passive investors and devote full time service to the Company after it raises the additional capital of $1,250,000 through the sale of securities through a private placement(s) and are able to provide Officer salaries per the Company's strategic business plan.

THERE IS NO CURRENT PUBLIC MARKET FOR THE COMPANY'S SECURITIES. IT HAS NO CURRENT PUBLIC OFFERING AND NO PROPOSED PUBLIC OFFERING OF ITS EQUITY. AS ITS STOCK IS NOT PUBLICLY TRADED, INVESTORS SHOULD BE AWARE THEY PROBABLY WILL BE UNABLE TO SELL THEIR SHARES AND THEIR INVESTMENT IN THE COMPANY'S SECURITIES IS NOT LIQUID.

   The Company plans to file for trading on the OTC Electronic Bulletin Board, which is sponsored by the National Association of Securities Dealers (the "NASD"). While this could create liquidity for the shareholders through public trading by securities dealers, Company management does not know when it will be able to file for trading, and there is no guarantee of trading volume or trading price levels sufficient for investors to sell their stock, recover their investment in our stock, or profit from the sale of their stock.

IF THE COMPANY BECOMES LISTED FOR TRADING ON THE OTC ELECTRONIC BULLETIN BOARD THE TRADING IN ITS SHARES MAY BE REGULATED BY SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A "PENNY STOCK."

   The Securities and Exchange Commission Rule 15g-9 establishes the definition of a "penny stock", for the purposes relevant to the Company, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of

                                    -7-
   transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

   The effective result of this Rule 15g-9, is that if the share price is below $5.00 there will be less purchasers qualified by their brokers to purchase shares of the company, and therefore a less liquid market for the securities.

                           FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. The Company uses words, such as "anticipate", "believe", "plan", "expect", "future", "intend", and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. The Company's actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by the Company as described in the "Risk Factors" section and elsewhere in this prospectus.

                                 USE OF PROCEEDS

The Company will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                         DETERMINATION OF OFFERING PRICE

The Company will not determine the offering price of the common stock. The offering price will be determined by market factors and the independent decisions of the selling shareholders. See section entitled "Selling Shareholders".

                                    DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to the Company's existing shareholders.

                                 DIVIDEND POLICY

The Company has never declared or paid any cash dividends on its common stock. It currently intends to retain future earnings, if any, to finance the expansion of its business. As a result, the Company does not anticipate paying any cash dividends in the foreseeable future.

                              SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 1,800,000 shares of common stock offered through this prospectus. The shares include the following:

1. 1,000,000 shares of common stock that certain selling shareholders acquired from the Company in an offering that was exempt from registration pursuant to Rule 504 of Regulation D promulgated under the Securities Act of 1933, completed on June 30, 2000; and

2. 800,000 shares of common stock that certain selling shareholders acquired from the Company in an offering that was exempt from registration pursuant to Rule 504 of Regulation D promulgated under the Securities Act of 1933,which began in January 2001 and was completed on March 31, 2001.

The following table provides, as of May 16, 2000, information regarding the beneficial ownership of the Company's common stock held by each of the selling shareholders, including:

1.      The number of shares owned by each prior to this offering;

2.      The total number of shares that are to be offered for each;

3. The total number of shares that will be owned by each upon completion of the offering;

4.      The percentage owned by each; and

5. The identity of the beneficial holder of any entity that owns the shares.

To the best of the Company's knowledge, the named parties in the table that follows are the beneficial owners and have the sole voting and investment power over all shares or rights to the shares reported. In addition, the table assumes that the selling shareholders do not sell shares of common stock not being offered through this prospectus and do not purchase additional shares of common stock.

The column reporting the percentage owned upon completion assumes that all shares offered are sold, and is calculated based on the 4,760,000 shares outstanding on May 16, 2001.

                    Shares         Total of      Total         Percentage
Name of             Owned Prior    Shares        Shares        Owned
Selling             to This        Offered       After         After
Shareholder         Offering       For Sale      Offering      Offering
-----------         --------       --------      --------      --------
James E. Bell        160,000        160,000             0             0
Jeffrey R. Bunch     125,000        125,000             0             0

Joseph DeChellis     200,000        240,000             0             0
Candace Fuhrman      160,000        160,000             0             0
Richard Haney        125,000        125,000             0             0
Paul Johne           125,000        125,000             0             0
Dennis Levendofske   200,000        200,000             0             0
William Mitchell     125,000        145,000             0             0
Stacy Palmer         180,000        180,000             0             0
Nancy Provda         200,000        200,000             0             0
Leatrice E. Tsang    200,000        240,000             0             0

Total              1,800,000      1,800,000             0             0

To the best of the Company's knowledge, none of the selling shareholders:

  1. Has had a material relationship with the Company other than as a shareholder as noted above at any time within the past three years; or

  2.  Has ever been an Officer or Director of the Company.

                              PLAN OF DISTRIBUTION

The selling shareholders have not informed the Company of how they plan to sell their shares. However, they may sell some or all of their common stock in one or more transactions, including block transactions:

  1. on such public markets or exchanges as the common stock may from time to time be trading;

  2.  in privately negotiated transactions;

  3.  through the writing of options on the common stock;

  4.  in short sales; or

  5.  in any combination of these methods of distribution.

The sales price to the public may be:

  1.  the market price prevailing at the time of sale;

  2.  a price related to such prevailing market price; or

  3. such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders also may have distributed, or may distribute, shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

The Company is bearing all the costs relating to the registration of the common stock. Any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock, however, will be borne by the selling shareholders or other party selling the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of their common stock. In particular, during times that the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

  1. not engage in any stabilization activities in connection with the Company's common stock;

  2. furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

  3. not bid for or purchase any of our securities or attempt to induce any person to purchase any of the Company's securities other than as permitted under the Securities Exchange Act.

                                LEGAL PROCEEDINGS

The Company is not currently involved in any legal proceedings and is not aware of any pending or potential legal actions.

                    DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS,
                               AND CONTROL PERSONS

The sole Officer and Director of Cyokaras, whose one year term will expire at the time of the next annual meeting of the shareholders, or at such a time as his successor(s) shall be elected and qualified, is as follows:

Name & Address          Age        Position
--------------          ---        --------
Ronald McIntire         35         President and Director
7310 West Links Ct.
Nine Mile Falls, WA 99206

The foregoing person may be deemed a "promoter" of the Company, as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

Directors are elected to serve until the next annual meeting of stockholders and until their successor(s) have been elected and qualified. Officers are appointed to serve until the meeting of the Board of Directors following the next annual meeting of stockholders and until their successor(s) have been elected and qualified.

There are no familial relationships between Mr. McIntire and any other person(s) that necessitate the reporting thereof.

No executive Officer or Director of the Company has been the subject of any Order, Judgment, or Decree of any Court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending, or otherwise limiting him from acting as an investment advisor, underwriter, broker, or dealer in the securities industry, or as an affiliated person, Director, or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No executive Officer or Director of the Company has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which is currently pending.

No executive Officer or Director of the Company is the subject of any pending legal proceedings.

RESUME

Since graduating with honors from Seattle Pacific University in 1988 with his B.A. degree in Business Management - Entrepeneurship, Mr. McIntire has held increasingly responsible roles with Tall Tree Service where he is currently General Manager of this 30-person residential tree contractor.

In addition, Mr. McIntire has been the founder and President of two other companies, both of which are closely-held and private. The first company has developed a natural fertilizer that is used to provide a controlled release system of specialized chemicals for fertilizing outdoor plants. The second company is an internet-based listing service for homes for sale by owners. Both companies are in operation and under the control of Mr. McIntire.

Mr. McIntire is not an Officer or Director in any other reporting company(s).

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

The following table sets forth information on the ownership of the Company's voting securities by Officers, Directors, and major shareholders as well as those who own beneficially more than five percent of the company's common stock, through the most current date - May 16, 2001:

            Name and               Amount and
            Address of             Nature of
Title       Beneficial             Beneficial           Percent
Of Class    Owner                  Ownership            of Class
-------     ----------             ----------           --------

Common      Ronald McIntire        1,985,000 shares       41.7%

 (a) Ronald McIntire acquired his 1,985,000 shares of the Company's common stock on March 15, 2000, as a result of the former Officer/Director relinquishing nearly 100% of his holdings by selling, in a private transaction, 1,985,000 of his 2,000,000 common shares to Ronald McIntire at a cost of $0.001 per share. Concurrently, the former Officer/Director resigned all his Officer and Director positions with the Company and Mr. McIntire was appointed the sole Officer and Director.


                           DESCRIPTION OF SECURITIES

The Company's Articles of Incorporation authorizes the issuance of 75,000,000 shares of common stock, with a par value of $0.001 per share. There is no preferred stock authorized. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have no cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available therefore. In the event of a liquidation, dissolution, or winding up of the Company, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, Director, Officer, or employee.

Jeffrey Nichols, the Company's independent counsel, has provided an opinion on the validity of the common stock.

                    SECURITIES ACT INDEMNIFICATION DISCLOSURE

The Company's By-Laws allow for the indemnification of Company Officers and Directors in regard to their carrying out the duties of their offices. The Company has been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of the Company's Directors, Officers, or other controlling persons in connection with the securities registered, the Company will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. The Company will then be governed by the court's decision.

                       ORGANIZATION WITHIN LAST FIVE YEARS

Cyokaras Corporation was incorporated in Nevada on February 16, 1999. Beginning in March of 1999, the Company's Board of Directors voted to seek capital and began development of its business plan. From the period from March 1999 through March 2001, the Company received its initial funding through the sale of common stock to non-affiliated private investors through two separate stock offerings.

                             DESCRIPTION OF BUSINESS

FORM AND YEAR OF ORGANIZATION

Cyokaras Corporation was incorporated in Nevada on February 16, 1999. From inception through the date of this filing, the Company has had no material operating activities.

ANY BANKRUPTCY, RECEIVERSHIP, OR SIMILAR PROCEEDINGS

There have been no bankruptcy, receivership or similar proceedings.

ANY MATERIAL RECLASSIFICATION, MERGER, CONSOLIDATION, OR PURCHASE OR SALE OF A SIGNIFICANT AMOUNT OF ASSETS NOT IN THE ORDINARY COURSE OF BUSINESS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

Principal Products Or Services And Their Markets

The Company intends to offer natural resource exploration services to various mining and resource companies throughout the world by way of an airborne sensor technology that will allow mapping of the earth's sub-surface structures to help find mineral, oil and gas, and other valuable resources on a contract basis.

To date, the Company has explored many new technologies, including both airborne and ground-based systems, and has focused its pursuits to airborne technologies since they allow for larger land area coverage, ease of facilitating world-wide exploration, and recent improvements in the GIS industry have made the accurate mapping of large land areas more feasible. Several airborne technologies have been explored, including synthetic aperture radar, electrical discharge sensing, and hyper- and multi-spectral imagery. While the Company has not yet made its choice on which technology to actually develop and or joint venture with, it has made many contacts and has pursued and still is pursuing different technologies.

Rather than search for minerals for its own benefit, the Company plans to operate in a "service" mode in which it will be contracted with by third parties to locate subsurface deposits for their benefit. The Company may either receive direct payment for these services, a piece of the find, or a combination thereof.

The Company has broken its plan of operation into four fairly distinct phases or stages. In phase one, after primary capitalization, the Company will engage in the pursuit, via the acquisition, development, and/or the licensing rights, of technology that will provide it with the ability to market its planned exploration services to search for certain natural resources. It is also likely that during this stage, the Company will have the need for additional capitalization in order to consummate the transaction to get control of its technology.

Once the Company has determined its choice and gained control of the technology to enable it to advance its business plan, it will enter phase two. In this phase, the Company will begin marketing its services in select areas to assist on locating valuable natural resources with a few key clients that can help prove and attest to the ability of the system to find such resources.

In the third phase, the Company will begin establishing itself as a provider of state of the art services to help locate valuable natural resources throughout the world. The Company shall seek to instill customer confidence and presence by name and reputation through the relationships established in its prior phase with its few select customers for which it has proved the capabilities of the system.

Phase four is really the completed integration of Company's business model as already developed through the success of the first three phases. This phase will capitalize on the lessons learned and experiences obtained in phases two and three. It is the phase of concurrent operations, in that this stage recognizes the fast moving changes in the marketplace, which may require the Company to adapt or modify its business model to meet competitive market conditions. Therefore, the Company may selectively expand into the most dynamic and profitable opportunities that have been previously discovered. It may require a complete upgrade and/or modification of all of the Company's systems and technologies, and possible deployment on a more local geographic location, thereby recasting the Company's operation internationally, and possibly taking advantage of capital or labor conditions globally to enhance profit.

The Company's strategic business plan requires that it, during the next eight months, raise additional capital of $1,250,000 through the sale of common stock by way of a private placement(s). After raising the projected capital, the Company has a planned budget for months nine through twenty-four of $250,000 for beginning the development of its technology and/or securing the rights to new technology, $250,000 for testing and proving of the technology, $250,000 for management and engineers, $100,000 for marketing expenses, $50,000 for computers and fixed assets, and $300,000 for program development and operations, including flight operations.

There are no assurances that the Company's planned sale of $1,250,000 of common stock will be successful. If no funding is received during the next twelve months, it will be forced to rely on its existing cash in the bank and funds loaned by the Officer and Director. The Officer/Director has no formal commitments or arrangements to advance or loan funds to the Company. In such a restricted cash flow scenario, the Company would be unable to complete its business plan steps, and would, instead, delay all cash intensive activities. Without necessary cash flow, the Company may have to be dormant during the next twelve months, or at least until such time as necessary funds could be raised in the equity securities market.

DISTRIBUTION METHODS OF PRODUCTS OR SERVICES

For the first two years of its strategic business plan, the Company plans to advertise its technology and services through existing mining publications and periodicals. It will also establish a web-site once the Company moves forward with its technology. Also popular within the industry are the many trade shows and conventions throughout the world, and is very likely that the Company will use this medium for advertising and making known its technology and services within the industry.

PLANNED NEW PRODUCT OR SERVICE

The Company has no new product or service planned or announced to the public.

COMPETITION AND COMPETITIVE POSITION

The exploration and remote sensing industry is literally comprised of thousands of companies varying in size from a one- or two-person shop to multi-national companies such as large oil and gas and mining companies. Due to the financial strength and established markets of most of the Company's competitors, the Company is looking to position itself with state-of-the-art, new technology that will likely have a competitive advantage by virtue of its latest technology and/or capabilities.

The Company is not aware of any significant barriers to its entry into the exploration/remote sensing market, however, at this time, the Company no market share within this industry.

SUPPLIERS AND SOURCES OF RAW MATERIALS

While the Company's technology will most likely be proprietary in nature, the individual components thereof will most likely be commercially available, off-the-shelf parts that can be provided through several sources. The availability of the raw materials and components is not anticipated to be a problem for the Company.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

We will not depend on any one or a few major customers. Our target market is the thousands of mining, oil and gas, and natural resource companies

PATENTS, TRADEMARKS, FRANCHISES, CONCESSIONS, ROYALTY AGREEMENTS, LABOR
CONTRACTS

Until such time as the Company is able to develop and/or acquire its technology, it has no need for patents, copyrights, etc. When needed, the Company will utilize the known resources to ensure that it has in place the patents and other protections necessary to best protect its assets.

REQUIREMENTS FOR GOVERNMENT APPROVAL OF PRINCIPAL PRODUCTS OR SERVICES

The Company does not anticipate that it will need any government approval of its products and/or services. If it does, it will procure them as needed. It is also not expected that the Company will be affected much by existing or probable governmental regulations on the business.

EFFECT OF GOVERNMENTAL REGULATIONS ON THE COMPANY'S BUSINESS

The Company's business is not foreseen to be subject to material regulation by federal, state, and local governmental agencies.

RESEARCH AND DEVELOPMENT FUNDING DURING THE LAST TWO YEARS

The Company has not expended funds for research and development costs since its inception.

COSTS AND EFFECTS OF COMPLIANCE WITH ENVIRONMENTAL LAWS

The Company has not expended any funds for compliance with environmental laws and does not anticipate doing so since its business plan will encompass any such compliance requirements.

NUMBER OF EMPLOYEES

The Company's only current employee is its sole Officer who will devote as much time as he determines is necessary to manage the Company's affairs. The Officer intends to work on a more full-time basis when the Company successfully raises the additional capital as required by its business plan. The business plan calls for hiring three new full-time employees during the next twelve months upon the success of its intended future offering(s).

REPORTS TO SECURITY HOLDERS

The Company will provide an annual report that includes its financial information to its shareholders. It will also make its financial information equally available to any interested party(s) or investor(s) through compliance with the disclosure rules of Regulation S-B for a small business issuer under the Securities Exchange Act of 1934. Cyokaras became subject to disclosure filing requirements effective April 8, 2001, when it was cleared of all comments and the 60-day requirement became effective. The Company is current in its required filing. In addition, the Company intends to file Form 8, proxy materials, and other information statements from time to time as required. The Company does not intend to voluntarily file the above reports in the event its obligation to file such reports is suspended under the Exchange Act.

The public may read and copy any materials that we file with the Securities and Exchange Commission, ("SEC"), at the SEC's Public Reference Room at 450 Fifth Street NW, Washington D. C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC.

                                PLAN OF OPERATION

The Company's current cash balance is $18,960. Management believes the current cash balance will be sufficient to fund the current minimum level of operations through the fourth quarter of 2001. However, in order to advance its business plan, the Company must raise additional capital through the sale of equity securities. Cyokaras is a development stage company and, as such, has generated no revenue to date. The Company has sold a total of $21,880 in equity securities. These sales of equity securities have allowed the Company to maintain a positive cash flow balance. The Company's auditors have issued their financial report on the Company with "going concern" language that sets forth their concerns as to the Company's ability to continue as a going concern.

The Company has broken its plan of operation into four fairly distinct phases or stages. In phase one, after primary capitalization, the Company will engage in the pursuit, via the acquisition, development, and/or the licensing rights, of technology that will provide it with the ability to market its planned exploration services to search for certain natural resources. It is also likely that during this stage, the Company will have the need for additional capitalization in order to consummate the transaction to get control of its technology.

Once the Company has determined its choice and gained control of the technology to enable it to advance its business plan, it will enter phase two. In this phase, the Company will begin marketing its services in select areas to assist on locating valuable natural resources with a few key clients that can help prove and attest to the ability of the system to find such resources.

In the third phase, the Company will begin establishing itself as a provider of state of the art services to help locate valuable natural resources throughout the world. The Company shall seek to instill customer confidence and presence by name and reputation through the relationships established in its prior phase with its few select customers for which it has proved the capabilities of the system.

Phase four is really the completed integration of Company's business model as already developed through the success of the first three phases. This phase will capitalize on the lessons learned and experiences obtained in phases two and three. It is the phase of concurrent operations, in that this stage recognizes the fast moving changes in the marketplace, which may require the Company to adapt or modify its business model to meet



                                   -19-
competitive market conditions. Therefore, the Company may selectively expand into the most dynamic and profitable opportunities that have been previously discovered. It may require a complete upgrade and/or modification of all of the Company's systems and technologies, and possible deployment on a more local geographic location, thereby recasting the Company's operation internationally, and possibly taking advantage of capital or labor conditions globally to enhance profit.

The Company's strategic business plan requires that it, during the next eight months, raise additional capital of $1,250,000 through the sale of common stock by way of a private placement(s). After raising the projected capital, the Company has a planned budget for months nine through twenty-four of $250,000 for beginning the development of its technology and/or securing the rights to new technology, $250,000 for testing and proving of the technology, $250,000 for management and engineers, $100,000 for marketing expenses, $50,000 for computers and fixed assets, and $300,000 for program development and operations, including flight operations.

The Company intends to use the equity capital to fund its strategic business plan during the next twelve to fifteen months as cash flows from sales are not estimated to begin until the middle of year two of the business plan. The Company will face considerable risk in each of its business plan steps, such as difficulty of hiring competent personnel within budget, difficulty in securing the airborne platform for the system, and a shortfall of funding due to the Company's inability to raise capital in the equity securities market. If no funding is received during the next twelve months, the Company will be forced to rely on its existing cash in the bank and funds loaned by the Officer/Director. The Officer/Director has no formal commitments or arrangements to advance or loan funds to the Company. In such a restricted cash flow scenario, the Company would be unable to complete its business plan steps, and would, instead, delay all cash intensive activities. Without necessary cash flow, the Company may be dormant during the next twelve months, or until such time as necessary funds could be raised in the equity securities market.

There are no current plans for additional product research and development. The Company plans to purchase approximately $25,000 in furniture, computers, and software during the next twelve months from proceeds of the equity security sales. The business plan provides for an increase of two or three employees during the next twelve months.

                             DESCRIPTION OF PROPERTY

The Company's principal executive office address is 7310 West Links Ct., Nine Mile Falls, WA 99206. The principal executive office and telephone number are provided by the Officer of the Company. The costs associated with the use of the telephone and mailing address have been deemed by management to not be material as the telephone and mailing address were almost exclusively used by the Officer for other business purposes. Management considers the current principal office space arrangement to be adequate until such time as the Company is able to achieve its business plan goal of raising capital of $1,250,000 and then begin hiring new employees per the business plan.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The principal executive office and telephone number have been provided by Ronald McIntire,, the sole Officer of the Company. The costs associated with the use of the telephone and mailing address have been deemed by management to not be material as the telephone and mailing address were almost exclusively used by the Officer for other business purposes.

       MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND
                            OTHER SHAREHOLDER MATTERS

The Company plans to file for trading on the OTC Electronic Bulletin Board, which is sponsored by the National Association of Securities Dealers (NASD), as soon as the Securities and Exchange commission notifies it that its SB-2 Registration Statement is effective. The OTC Electronic Bulletin Board is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current "bids", "asks", and volume.

As of the date of this filing, there is no public market for the Company's securities. There has been no public trading of its securities, and, therefore, no high and low bid pricing can be presented. As of May 16, 2001, the Company had 31 shareholders of record. The Company has paid no cash dividends and has no outstanding options.

                             EXECUTIVE COMPENSATION

The Company's Officers have received no cash compensation.

There are no current employment agreements between the Company and its executive Officer.

Soon after formation of the Company, the Board agreed to pay the original Officer/Director, Kevin Nichols, a total of 2,000,000 common shares for his administrative services and other services related to the Company's business plan. The stock was valued at the par value of the stock, $0.001 per share.

On March 15, 2000, Mr. Nichols tendered his resignation due to personal and other business constraints, and in doing so appointed Ronald McIntire as the sole Officer/Director of the Company and relinquished nearly 100% of his interest in the Company by selling, in a private transaction, 1,985,00 of his 2,000,000 shares to Ronald McIntire at a cost of $0.001 per share for total proceeds to Mr. Nichols of $1,985.

The terms of these stock issuances and private transaction were as fair as the Company, in the Board's opinion, as could have been made with an unaffiliated third party.

The Company's sole Officer currently devotes an immaterial amount of time to manage its affairs. The Officer and Director has agreed to work without remuneration until such time as the Company receives sufficient revenues necessary to provide proper salaries to its Officers and compensation for Director's participation. The Officers and the Board of Directors have the responsibility to determine the timing of remuneration for key personnel and will do so based upon such factors as positive cash flow to include stock sales, product sales, estimated cash expenditures, accounts receivable, accounts payable, notes payable, and a cash balance of not less than $50,000 at each month end. When positive cash flows from operations reaches $15,000 for three months straight, and appears sustainable, the Company's Board of Directors will most likely readdress compensation for key personnel and enact a plan at that time which will benefit the Company as a whole. At this time, however, management cannot accurately estimate when sufficient revenues will occur to implement this compensation program, or the exact amount of compensation.

There are no annuity, pension, or retirement benefits proposed to be paid to Officers, Directors or employees of the Company in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the Company or any of its subsidiaries.

                              FINANCIAL STATEMENTS

The audited financial statements of Cyokaras for the years ended December 31, 2000 and 1999, and related notes, which have been included in this offering were audited by Merri Nickerson, CPA, and have been so included in reliance upon the opinion of such accountant given upon their authority as an expert in auditing and accounting. The Company's unaudited financial statements for the periods ending April 30, 2001 and 2000, and related notes are also included within this filing.

           CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
                        CONTROL AND FINANCIAL DISCLOSURE

There have been none.

                          CYOKARAS CORPORATION

                      AUDITED FINANCIAL STATEMENTS

            As of December 31, 2000 and 1999, and for the Year Ended December 31, 2000 and the Period from February 16, 1999 (date of inception) through December 31, 1999


                                                                  Page
                                                                  ----
Independent Auditor's Report                                       F-2

Financial Statements:

Balance Sheets
   as of December 31, 2000 and 1999                                F-3

Statements of Operations
   for the year ended December 31, 2000 and for the period
   from February 16, 1999 (date of inception) through
   December 31, 1999                                               F-4

Statements of Changes in Stockholders' Equity
   for the year ended December 31, 2000 and for the period
   from February 16, 1999 (date of inception) through
   December 31, 1999                                               F-5

Statements of Cash Flows
   for the year ended December 31, 2000 and for the period
   from February 16, 1999 (date of inception) through
   December 31, 1999                                               F-6

Notes to Financial Statements                                      F-7



                         INDEPENDENT AUDITOR'S REPORT

Board of Directors and Shareholders of Cyokaras Corporation:

I have audited the accompanying Balance Sheets of Cyokaras Corporation (a Nevada Corporation) as of December 31, 2000 and 1999, and the related Statements of Operations, Changes in Stockholders' Equity, and Cash Flows for the year ended December 31, 2000 and the period from February 16, 1999 (the date of inception) through December 31, 1999. These Financial Statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the Financial Statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Financial Statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall Financial Statement presentation. I believe that my audit provided a reasonable basis for my opinion.

In my opinion, the Financial Statements referred to above present fairly, in all material respects, the financial position of Cyokaras Corporation as of December 31, 2000 and 1999, and the results of its operations and its cash flows for year ended December 31, 2000 and the period from February 16, 1999 (the date of inception) through December 31, 1999, in conformity with generally accepted accounting principles.

The accompanying Financial Statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the Financial Statements, the Company has no viable operations or significant assets and is dependent upon significant Shareholders to provide sufficient working capital to maintain the integrity of the corporate entity. These circumstances create substantial doubt about the Company's ability to continue as a going concern and are discussed in Note 2. The Financial Statements do not contain any adjustments that might result from the outcome of these uncertainties.


                                      /s/ Merri Nickerson, CPA
                                      ------------------------


MERRI NICKERSON, CPA
Spokane, Washington
January 29, 2001

                            Cyokaras Corporation
                        (A Development Stage Company)
                               Balance Sheets
                      As of December 31, 2000 and 1999



                                              December 31,     December 31,
                                                     2000             1999
                                              -----------      -----------

ASSETS
Cash                                          $     2,992    $     1,258
Organization Costs                                      0              0
                                              -----------    -----------
Total Assets                                  $     2,992    $     1,258
                                              ===========    ===========

LIABILITIES
Accounts Payable                              $         0    $         0
                                              -----------    -----------
STOCKHOLDERS' EQUITY
Common Stock:
   Paid-In Capital, Par Value $0.001 per
   Share, 75,000,000 Shares Authorized,
   3,960,000 and 2,960,000 Shares Outstanding $     3,960    $     2,960
Paid In Capital In Excess of Par Value              1,920            (80)
(Deficit) Accumulated During Development
   Stage                                           (2,888)        (1,622)
                                              -----------    -----------
Total Stockholders' Equity                    $     2,992    $     1,258
                                              -----------    -----------

Total Liabilities and Stockholders' Equity    $     3,112    $     1,378
                                              ===========    ===========


            See accompanying notes to financial statements.

                                     Year Ended   Inception to   Inception to
                                   December 31,   December 31,   December 31,
                                           2000           1999           2000
                                    -----------    -----------    -----------

Operating Revenues                 $         0     $         0   $          0

Amortization of Start Up Costs
   (see Note 1)                          1,266           1,622          2,888
                                   -----------      ----------    -----------

Net Income (Loss)                     $ (1,266)       $ (1,622)     $ (2,888)


Per Share Information:
   Basic and Diluted (Loss)
   per Common Share                   $  (0.00)       $  (0.00)     $  (0.00)

Weighted Average Shares Outstanding  2,960,000       3,360,000     3,232,727



             See accompanying notes to financial statements.

                          Cyokaras Corporation
                      (A Development Stage Company)
              Statements of Changes in Stockholders' Equity
                  For the Year Ended December 31, 2000
           And the Period from Inception (February 16, 1999) to
                          December 31, 1999



                                  Common      Par      Excess of    Retained
                                  Shares     Value     Par Value    Earnings
                                 --------- ---------  ----------    --------
Issued to Officer                2,000,000  $ 2,000     $(2,000)   $      0

Issuance of Common
   Shares Cash at
   $0.003 per Share                960,000      960       1,920           0

Net Operating Loss for the
   Period from February 16, 1999
   (date of inception) to
   December 31, 1999                    --       --          --      (1,622)
                                --------- ---------   ---------    --------
BALANCE AT
   DECEMBER 31, 1999            2,960,000  $ 2,960    $    (80)  $   (1,622)
                                ========= ========    =========    ========

Issuance of Common
   Shares Cash at
   $0.003 per Share             1,000,000    1,000       2,000            0

Net Operating Loss for the
   Period from January 1, 2000
   To December 31, 2000                --       --          --        1,266
                                --------- --------    ---------    --------
BALANCE AT
   December 31, 2000            3,960,000  $ 3,960     $ 1,920     $ (3,888)
                                ========= ========    =========    ========



               See accompanying notes to financial statements.

                            Cyokaras Corporation
                       (A Development Stage Company)
                          Statements of Cash Flows
                 For the Year Ended December 31, 2000, and
           For the Period from Inception (February 16, 1999) to
                            December 31, 1999


                                  Year Ended    Inception to    Inception to
                                 December 31,   December 31,    December 31,
                                        2000            1999            2000
                                 -----------    ------------    ------------

Net Income (Loss)                 $  (1,266)       $ (1,622)       $  (2,888)
                                 -----------    ------------     -----------
Adjustments to Reconcile Net
   Income to Net Cash Provided
   from Operating Activities:
      Amortization of Start-Up
      Costs                           1,266           1,258            2,888
                                 -----------     -----------      -----------
Net Cash Provided From (Used In)
   Operating Activities                   0               0                0

Cash Flows From (Used In) Investing
   Activities:
      Organization Costs             (1,266)         (1,622)          (2,888)

Cash Flows From (Used In) Financing
   Activities:
      Common Stock Sold for Cash      3,000           2,880            5,880
                                 -----------     -----------      -----------

Net Increase (Decrease) in Cash       1,734           1,258            2,992

Cash at Beginning of Period           1,258               0                0
                                 -----------     -----------      -----------

Cash at End of Period            $    2,992       $   1,258       $    2,992
                                     ======          ======           ======



                 See accompanying notes to financial statements.

                            Cyokaras Corporation
                       (A Development Stage Company)
                       Notes to Financial Statements
                        December 31, 2000 and 1999


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cyokaras Corporation was incorporated on February 16, 1999, under the laws of the State of Nevada. The Company has elected to report on a calendar year basis.

The Company is in its development stage and to date its activities have been limited to organization and capital formation. The Company has been pursuing its strategic business plan to either develop or acquire technology to use in the search for unfound natural resource deposits such as minerals, oil and gas, and water.

Between March of 1999 and yearend 2000, the Company sold a total of 1,960,000 of its Common Shares at $0.003 per Share, for total proceeds of $5,880. The Offering was made under Regulation D, Rule 504 of the Securities Act of 1933.

The Company has not yet determined and established its accounting policies and procedures, except as follows:

1.   The Company uses the accrual method of accounting.

2. Net loss per share is provided in accordance with Financial Accounting Standards No. 128 (FAS No. 128) "Earnings Per Share". Basic loss per share is computed by dividing losses available to common stockholders by the weighted-average number of common shares during the period. Diluted loss per share reflects the per share amounts that would have resulted if dilutive common stock equivalents had been converted to common stock. No stock options were available or granted during the periods presented. Accordingly, basic and diluted loss per share are the same for all periods presented.

3. Organization costs of $1,266 and $1,622 were incurred during the years 2000 and 1999, respectively, and were written off in full against operations for the periods in accordance with the accounting requirement set forth in SOP 98-5.

4. The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid since inception.

5. Income taxes are provided for using the liability method of accounting in accordance with Statement of Financial Accounting Standards No. 109 (SFAS #109) "Accounting for Income Taxes." Pursuant thereto. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

NOTE 2 - GOING CONCERN

The Company's Financial Statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization and liquidation of liabilities in the normal course of business. However, the Company has no current source of revenue. Without realizations of additional capital, it would be unlikely for the Company to continue as a going concern.

NOTE 3 - INCOME TAXES

There is no provision for income taxes for the periods ended December 31, 2000 and 1999. The Company's total deferred tax asset as of December 31, 2000, is as follows:

   Net operating loss carry-forward                  $   2,888
   Valuation allowance                                   2,888
                                                      --------
   Net deferred tax asset                            $       0

The federal net operating loss carry-forward will expire between the years 2019 and 2020.

NOTE 4 - STOCKHOLDERS' EQUITY

Common Stock - The authorized total common shares for Cyokaras Corporation consists of 75,000,000 shares, with a par value of $0.001 per share.

Preferred Stock - The Company has no preferred stock authorized.

NOTE 5 - RELATED PARTY TRANSACTIONS

The Company neither owns nor leases any real property. Office services are provided without charge by the President of the Company. Such costs are immaterial to the financial statements and, accordingly have not been reflected therein. The Officers and Directors of the Company are involved in other business activities, and may, in the future, become active in other business activities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their own business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 6 - WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common stock.

                                  Cyokaras Corporation
                              (A Development Stage Company)
                                Unaudited Balance Sheets
                       As of April 30, 2000 and April 30, 2001

                                          April 30,            April 30,
                                               2000                2001
                                          ---------            --------

ASSETS
Cash                                    $         0          $   18,960
Organization Costs                                0                   0
Accumulated Amortization                          0                   0
                                          ---------            --------

Total Assets                            $         0          $   18,960
                                          =========            ========

LIABILITIES
Accounts Payable                        $         0          $        0
                                          ---------            --------

STOCKHOLDERS' EQUITY
Common Stock:
Paid-In Capital, Par Value $0.001 per
Share, 75,000,000 Shares Authorized,
2,960,000 and 4,760,000 Shares
Outstanding                             $    2,960           $    4,760
Paid In Capital In Excess of Par Value         (80)              17,120
(Deficit) Accumulated During Development
Stage                                       (2,880)              (2,920)
                                          --------             --------

Total Stockholders' Equity              $        0           $   18,960
                                          --------             --------

Total Liabilities and Stockholders'
Equity                                  $        0           $   18,960
                                          ========             ========

               See accompanying notes to financial statements.

                                  Cyokaras Corporation
                             (A Development Stage Company)
                              Unaudited Income Statements
                     For the Four Months Ended April 30, 2000 and
                            April 30, 2001 and for the Period
                From Inception (February 16, 1999) through April 30, 2001

                                Four Months    Four Months    Inception
                                   Ended          Ended        Through
                                  April 30,     April 30,     April 30,
                                    2000          2001           2001
                               -----------    -----------    ----------

Operating Revenues              $        0     $        0     $       0

Operating Expenses                   1,258             24         2,920
                               -----------    -----------    ----------

Net Income (Loss)               $   (1,258)    $      (24)     $ (2,920)
                               ===========    ===========    ==========

Per Share Information:
Basic and Diluted (Loss)
per Common Share                $    (0.00)    $    (0.00)    $   (0.00)

Weighted Average Shares
Outstanding (1)                  2,960,000      3,760,000     3,458,333

               See accompanying notes to financial statements.

                             Cyokaras Corporation
                        (A Development Stage Company)
                          Statements of Cash Flows
               For the Four Months Ended April 30, 2000 and
                      April 30, 2001 and for the Period
         From Inception (February 16, 1999) through April 30, 2001

                             Four Months     Four Months      Inception
                                Ended           Ended           Through
                               April 30,       April 30,       April 30,
                                 2000            2001            2001
                             -----------     -----------      ----------

Net Income (Loss)             $   (1,258)     $      (32)      $  (2,920)
                             -----------     -----------      ----------
Adjustments to Reconcile Net
Income to Net Cash Provided

From Operating Activities:
Amortization of Start-Up
Costs                              1,258              32           2,920
                             -----------     -----------      ----------
Net Cash Provided From (Used In)
Operating Activities                   0               0               0

Cash Flows From (Used In)
Investing Activities:
Organization Costs                (1,258)            (32)         (2,920)

Cash Flows From (Used In)
Financing Activities:
Common Stock Sold for Cash             0          16,000          21,880
                             -----------    ------------     -----------
Net Increase (Decrease)
in Cash                           (1,258)         15,968          18,960

Cash at Beginning of Period        1,258           2,992               0
                             -----------    -----------      -----------

Cash at End of Period          $       0      $   18,960      $   18,960
                             ===========    ============     ===========

                See accompanying notes to financial statements.

                            Cyokaras Corporation
                       (A Development Stage Company)
                   Notes to Unaudited Financial Statements

NOTE 1 - BASIS OF PRESENTATION

The accompanying unaudited consolidated financial statements of Cyokaras Corporation have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, considered necessary for a fair presentation have been included. The results of the interim periods presented herein are not necessarily indicative of the results to be expected for any other interim period or the full year.

Net Loss Per Share

Net loss per share is calculated by dividing net loss for the period by the average numbers of common shares outstanding for the period. The Company does not have any potentially dilutive securities outstanding which might be considered dilutive for the purpose of calculating diluted loss per share.

1.  MANAGEMENT'S OPINION

In the opinion of management, the accompanying financial statements contain all adjustments necessary to present fairly the financial position of the Company as of April 30, 2001, and the results of operations and the changes in cash for the four months then ended. The accompanying financial statements have been adjusted as of April 30, 2001 as required by Item 310 (b) of Regulation S-B to include all adjustments which in the opinion of Management are necessary in order to make the financial statements not misleading.

2.  INTERIM REPORTING

The results of operations for the four months ended April 30, 2001, are not necessarily indicative of the results to be expected for the remainder of the year.

3.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Organization and Nature of Operations

The Company was incorporated in Nevada on February 16, 1999. The Company is a development stage company and has not conducted any business activities to date.

The Company has selected December 31 as its fiscal year end.

4.      Basis of Accounting

The Company's policy is to use the accrual method of accounting and to prepare and present financial statements which conform to generally accepted accounting principles. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

5.  Cash and equivalents

For purpose of the statements of cash flows, all highly liquid investments with a maturity of three months or less are considered to be cash equivalents. There were no cash equivalents as of December 31, 2000.

6.  Income Taxes

Income taxes are provided for using the liability method of accounting in accordance with Statement of Financial Accounting Standards No. 109 (SFAS
109), "Accounting for Income Taxes." A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

PART 1     FINANCIAL INFORMATION

Management's Plan of Operations

The Company maintains a cash balance that is sufficient to sustain its corporate operations until such time as Management can raise the funding necessary to advance its business plan. The losses of $2,888 through December 31, 2000 were due to operating expenses associated with the start-up of the Company, including licenses and fees, accounting and audit fees, and miscellaneous office expenses. Sales of the Company's equity securities have allowed the Company to maintain a positive cash flow balance.

The Company's strategic business plan requires that it, during the next eight months, raise additional capital of $1,250,000 through the sale of common stock by way of a private placement(s). After raising the projected capital, the Company has a planned budget for months nine through twenty-four of $250,000 for beginning the development of its technology and/or securing the rights to new technology, $250,000 for testing and proving of the technology, $250,000 for management and engineers, $100,000 for marketing expenses, $50,000 for computers and fixed assets, and $300,000 for program development and operations, including flight operations.

The Company will only be able to advance its business plan after it receives additional capital funding through the sale of equity securities. After raising capital, Management intends to hire two employees, rent a small commercial space in the local area, purchase modest furniture and equipment, and begin development of its operations. The Company intends to use its equity capital to fund the Company's business plan during the next twelve to eighteen months as cash flow from sales is not estimated to begin until the middle of year two of its business plan. The Company will face considerable risk in each of its business plan steps, such as difficulty of hiring competent personnel within its budget, difficulty in securing the proper airborne platform for its sensor technology, and a shortfall of funding due to the Company's inability to raise capital in the equity securities market. If no funding is received during the next twelve months, the Company will be forced to rely on its existing cash in the bank and funds loaned by the Officer/Director. The Company's Officer/Director has no formal commitment or arrangement to advance or loan funds to the Company. In such a restricted cash flow scenario, the Company would be unable to complete its business plan steps, and would, instead, delay all cash intensive activities. Without necessary cash flow, the Company may be dormant during the next twelve months, or until such time as necessary funds could be raised in the equity securities market.

                                     PART II

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company's By-Laws allow for the indemnification of its Officers and Directors in regard to their carrying out the duties of their offices. The Board of Directors will make determination regarding the indemnification of the Director, Officer, or employee as is proper under the circumstances if he/she has met the applicable standard of conduct set forth in the Nevada General Corporation Law.

Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

"1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except an action by or in the right of the corporation, by reason of any fact that he is or was a Director, Officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a Director, Officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had a reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, Officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a Director, Officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses, including amounts paid in settlement and attorneys fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue, or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a Director, Officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in sections 1 and 2, or in defense of any claim, issue, or matter therein, he must be indemnified by the corporation against expenses, including attorneys fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under sections 1 and 2, unless ordered by a court or advanced pursuant to section 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the Director, Officer, employee, or agent is proper in the circumstances. The determination must be made:

    a.  By the stockholders;

    b. By the Board of Directors by majority vote of a quorum consisting of Directors who were not parties to the act, suit or proceeding;

    c. If a majority vote of a quorum consisting of Directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

    d. If a quorum consisting of Directors who were not parties to the act, suit, or proceeding cannot be obtained, by independent legal counsel in a written opinion.

5. The certificate of articles of incorporation, the bylaws, or an agreement made by the corporation may provide that the expenses of Officers and Directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the Director or Officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this section do not affect any rights to advancement of expenses to which corporate personnel other than Director or Officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

    a. Does not include any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested Directors, or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to section 2 or for the advancement of expenses made pursuant to section 5, may not be made to or on behalf of any Director or Officer if a final adjudication establishes that his acts or omission involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

    b. Continues for a person who has ceased to be a Director, Officer, employee, or agent and inures to the benefit of the heirs, executors, and administrators of such a person.

    c. The Company's Articles of Incorporation provides that "the Corporation shall indemnify its Officers, Directors, employees, and agents to the fullest extent permitted by the General Corporation Law of Nevada, as amended from time to time."

As to indemnification for liabilities arising under the Securities Act of 1933 for Directors, Officers, or persons controlling the Company, the Company have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable. See section entitled "Disclosure of Commission Position on Indemnification for Securities Act Liabilities".

                  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of the offering are as denoted below and will be borne by the Company on behalf of the selling shareholders. Please note that all amounts are estimates with the exception of the Commission's registration fee.

     SEC Registration Fee                         $    10
     Accounting Fees and Expenses                   1,000
     Legal Fees                                       500
     Miscellaneous                                    500
                                                    -----
     Total                                        $ 2,010
                                                    -----

                     RECENT SALES OF UNREGISTERED SECURITIES

On February 16, 1999, the Board of Directors authorized the issuance of 2,000,000 shares of common stock for services to the sole Officer and Director of the Company. In doing so, the Company relied upon Section 4(2) of Securities Act of 1933, as amended (the "Act"). The shares were issued in satisfaction of management services rendered by the Officers and Directors, which does not constitute a public offering.

On March 1, 1999, the Company offered and sold 960,000 shares at $0.003 per share to twenty-four (24) non-affiliated private investors. The Company relied upon Rule 504 promulgated under the Securities Act of 1933, as amended

(the "Act"). Each prospective investor was given a private placement memorandum designed to disclose all material aspects of an investment in Cyokaras, including the business, management, offering details, risk factors, and financial statements. Each investor also completed a detailed subscription agreement whereby the investors certified that they were purchasing the shares for their own accounts, with investment intent, and that each investor was either "accredited", or were "sophisticated" purchasers, having prior investment experience or education, and having adequate and reasonable opportunity and access to any corporate information necessary to make an informed investment decision. This offering was not accompanied by general advertisement or general solicitation.

On June 30, 2000, the Company offered and sold 1,000,000 shares at $0.003 per share to seven (7) non-affiliated "accredited" private investors, four (4) of which had purchased shares in the previous 3/1/99 offering. The Company relied upon Rule 504 promulgated under the Securities Act of 1933, as amended (the "Act"). Each prospective investor was given a private placement memorandum designed to disclose all material aspects of an investment in Cyokaras, including the business, management, offering details, risk factors, and financial statements. Each investor also completed a detailed subscription agreement whereby the investors certified that they were purchasing the shares for their own accounts, with investment intent, and that each investor was "accredited", and having adequate and reasonable opportunity and access to any corporate information necessary to make an informed investment decision. This offering was not accompanied by general advertisement or general solicitation.

On March 31, 2001, the Company offered and sold 800,000 shares at $0.02 per share to four (4) non-affiliated "accredited" private investors, two (2) of which had purchased shares in the previous offerings. The Company relied upon Rule 504 promulgated under the Securities Act of 1933, as amended (the "Act"). Each prospective investor was given a private placement memorandum designed to disclose all material aspects of an investment in Cyokaras, including the business, management, offering details, risk factors, and financial statements. Each investor also completed a detailed subscription agreement whereby the investors certified that they were purchasing the shares for their own accounts, with investment intent, and that each investor was "accredited", and having adequate and reasonable opportunity and access to any corporate information necessary to make an informed investment decision. This offering was not accompanied by general advertisement or general solicitation.

Under the Securities Act of 1933, all sales of an issuers's securities or by a shareholder, must either be made (i) pursuant to an effective registration statement filed with the SEC, or (ii) pursuant to an exemption from the registration requirements under the 1933 Act.

Rule 144 under the 1933 Act sets forth conditions which if satisfied, permit persons holding control securities (affiliated shareholders, i.e., Officers, Directors or holders of at least ten percent of the outstanding shares) or restricted securities (non-affiliated shareholders) to sell such securities publicly without registration. Rule 144 sets forth a holding period for restricted securities to establish that the holder did not purchase such securities with a view to distribute. Under Rule 144, several provisions must be met with respect to the sales of control securities at any time and sales of restricted securities held between one and two years. The following is a summary of the provisions of Rule 144:

   a. Rule 144 is available only if the issuer is current in its filings under the Securities an Exchange Act of 1934. Such filings include, but are not limited to, the issuer's quarterly reports and annual reports;
   b. Rule 144 allows resales of restricted and control securities after a one-year hold period, subjected to certain volume limitations, and resales by non-affiliates holders without limitations after two years;
   c. The sales of securities made under Rule 144 during any three-month period are limited to the greater of: (i) 1% of the outstanding common stock of the issuer; or (ii) the average weekly reported trading volume in the outstanding common stock reported on all securities exchanges during the four calendar weeks preceding the filing of the required notice of the sale under Rule 144 with the SEC.

                                    EXHIBITS

Exhibit 1     Underwriting Agreement                 None
Exhibit 2     Plan of Acquisition                    None
Exhibit 3(i)  Articles of Incorporation              Previously Filed (1)
Exhibit 3(ii) By Laws                                Previously Filed (1)
Exhibit 4     Instruments Defining Rights of Holders None
Exhibit 5     Opinion re: Legality                   Included
Exhibit 8     Opinion re: Tax Matters                None
Exhibit 9     Voting Trust Agreement                 None
Exhibit 10    Material Contracts                     None
Exhibit 11    Statement re: per share earnings       See Financials
Exhibit 13    Annual or Quarterly Reports            The Company's Form 10QSB
                                                       is available through
                                                       EDGAR on the SEC web-
                                                       site (www.sec.gov)
Exhibit 15    Letter on Unaudited Interim Financial
                Information                          None
Exhibit 16    Letter on Change of Certifying
                Accountant                           None
Exhibit 21    Subsidiaries of Registrant             None
Exhibit 23    Consents of Experts and Counsel        Included
Exhibit 24    Power of Attorney                      None
Exhibit 25    Statement of Eligibility of Trustee    None
Exhibit 26    Invitations for Competitive Bids       None
Exhibit 27.1  Financial Data Schedule                Previously Filed (2)

(1) These documents are incorporated by reference to their previous filing with the Company's Form 10SB which was filed with the SEC on February 8, 2001, that can be found through EDGAR on the SEC's web-site at www.sec.gov.

(2) The Company's financial data schedule is incorporated by reference to their previous SEC Form 10SB filing and Form 10-QSB filing for the quarter ending March 31, 2001, that can be found through EDGAR on the SEC's web-site at www.sec.gov.

                                  UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement to:

    a. Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    b. Reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

    c. Include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and that the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Company's Directors, Officers, and controlling persons pursuant to the provisions above, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of the Company's Directors, Officers, or other controlling persons in connection with the securities registered, the Company will, unless in the opinion of its legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. The Company will then be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Nine Mile Falls, state of Washington, on May 16, 2001.

                                    Cyokaras Corporation


                                    By /s/ Ronald McIntire
                                       -------------------
                                       Ronald McIntire, President, Director


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and dates stated.


/s/ Ronald McIntire                                          May 16, 2001
-------------------                                          ------------
Ronald McIntire                                                   Date
President and Director
(Principal Executive Officer,
Principal Financial Officer,
Principal Accounting Officer)

Exhibit 5 - Opinion re: Legality of Shares

                              Attorneys at Law
                             CAPITAL LAW GROUP
                        388 Market Street, Suite 500
                           San Francisco, CA 9411
----------------------------------------------------------------------------

                                                            May 11, 2001

Board of Directors
Cyokaras Corporation
7310 West Links Ct.
Nine Mile Falls, WA 99206


Re: Legal Opinion Pursuant to SEC Form SB-2 Registration Statement for
    Cyokaras Corporation

Gentlemen:

You have requested my opinion as counsel for Cyokaras Corporation, a Nevada corporation (the "Company") and certain of its shareholders (the "Selling Shareholders") in connection with a Registration Statement on Form SB-2 and the prospectus included therein (collectively the "Registration Statement") to be filed with the Securities and Exchange Commission.

1. The Registration Statement: The Registration Statement with respect to 1,800,000 shares (the "Shares") of common stock $.001 par value per share (the "Common Stock") of the Company to be held by the security holders named in the registration statement.

2. Basis for Opinion: The documentary basis and other basis for this opinion is my review and analysis of the below listed items:

       a. The Company's Articles of Incorporation, By-Laws, Minutes of Board of Directors Meeting, Minutes of Shareholder Meetings and Shareholders Lists (collectively the "Company Records").

       b. The Registration Statement.

       c. The eligibility requirements for the use of Form SB-2 set forth in General Instructions A and B of Form SB-2 (the "Eligibility Requirements").

I have assumed that the documents and signatures examined by me are genuine and authentic and that the persons executing such documents have the legal capacity to execute any such documents.

Cyokaras Corporation
May 11, 2001
Page Two


3.  Legal Opinion:  Based upon my review of the Company Records, the
                    Registration Statement and the Eligibility Requirements, I am of the opinion that:

                    a. Organization and Qualification: The Company is a
                       corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has the requisite corporate power and authority to conduct its business, and to own, lease and operate its properties, as more specifically described in the Registration Statement.

                    b. Compliance With Eligibility Requirements of Form
                       SB-2: After reasonable investigation, I have no actual knowledge that the Eligibility Requirements for use of Form SB-2 have not been satisfied with respect to the Registration Statement.

                    c. Shares Duly Authorized and Validly Issued: That the
                       Shares and as specifically set forth in the Registration Statement, have duly authorized, legally and validly issued, and fully paid and are non-assessable.

                    d. Consent to Use of Legal Opinion: I hereby consent to
                       the reference to my name in the Registration
                       Statement under the caption "Legal Matters" and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, I do hereby admit that I come within the category of a person whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the general rules and regulations thereunder.

Sincerely,

/s/ Jeffrey Nichols
-------------------
    Jeffrey Nichols
    Attorney at Law

EXHIBIT 23 - Consent of CPA


To Whom It May Concern:                                     May 14, 2001

The firm of Merri Nickerson, CPA, hereby consents to the inclusion of their report of January 29, 2001, on the Financial Statements of Cyokaras Corporation, as of December 31, 2000, in any filings that are necessary now or in the near future with the U.S. Securities and Exchange Commission.

Sincerely,


/s/Merri Nickerson, CPA
-----------------------
   Merri Nickerson, CPA